BBX Capital Corporation Contracts to Sell its Interests in

North Flagler Property in West Palm Beach, Florida

FORT LAUDERDALE, Florida – April 21, 2015 – BBX Capital Real Estate, a division of BBX Capital Corporation (“BBX Capital,” “BBX,” and/or the “Company”) (NYSE: BBX) announced today that a third party purchaser has entered into contracts to purchase two North Flagler properties located in West Palm Beach, Florida.

The Company’s North Flagler properties consist primarily of two land parcels. The first parcel is a 4.5 acre tract overlooking the Intracoastal Waterway in West Palm Beach, Florida that the Company holds the right to acquire through a majority-owned joint venture.  In October 2013, the Company entered into a joint venture with JRG USA pursuant to which JRG USA assigned to the joint venture a contract to purchase for $10.8 million the 4.5 acre parcel.  The Company invested $0.5 million of cash (as of December 31, 2014) and is entitled to receive 80% of any joint venture distributions until it recovers its capital investment, and thereafter will be entitled to receive 70% of any joint venture distributions.

The second parcel, owned by the Company directly, is a 2.7 acre parcel located adjacent to the above described 4.5 acre parcel.  The 2.7 acre parcel was acquired by the Company through foreclosure and had a carrying value of $3.2 million as of December 31, 2014.

On April 16, 2015, the joint venture entered into a contract to sell the 4.5 acre parcel to a third party developer for $20.0 million, and the Company entered into a contract to sell the 2.7 acre parcel to the same developer for $11.0 million.  The joint venture will either assign its $10.8 million contract to purchase the 4.5 acre parcel to the buyer or acquire the parcel immediately prior to closing the sale with the buyer.  The closing of each of these sales is contingent upon the expiration of a feasibility period and other conditions, including the buyer’s due diligence, and there is no assurance that these sales will close under the terms of the respective contracts, or at all.    Additionally, under the terms of these sales contracts, the buyer is required to purchase both properties, and may not complete the purchase of one parcel without completing the purchase of the other.    The buyer has the right to terminate the contracts at any time prior to May 7, 2015 without any financial obligation to the joint venture or the Company.

While we have historically generally not issued a press release when we enter into highly contingent contracts for the sale of real estate, in light of the currently pending tender offer for shares of the Company’s Class A Common Stock by BFC Financial Corporation, we have decided to disclose these newly entered contracts at this time.

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About BBX Capital Corporation:

BBX Capital (NYSE: BBX) is involved in the acquisition, ownership, management of joint ventures and investments in real estate and real estate development projects, as well as acquisitions, investments and management of middle market operating businesses.  In addition, BBX Capital and its holding company, BFC Financial Corporation (OTCQB: BFCF), have a 46% and 54% respective ownership interest in Bluegreen Corporation.  As a result of their ownership interests, BBX and BFC together own 100% of Bluegreen.  Bluegreen manages, markets and sells the Bluegreen Vacation Club, a flexible, points-based, deeded vacation ownership plan with more than 180,000 owners, over 65 owned or managed resorts, and access to more than 4,500 resorts worldwide.

As of December 31, 2014, BBX Capital had total consolidated assets of $392.9 million, shareholders' equity attributable to BBX Capital of approximately $309.8 million, and total consolidated equity of approximately $311.3 million.  BBX Capital’s book value per share at December 31, 2014 was $19.16.

For further information, please visit our family of companies:

BBX Capital: www.BBXCapital.com

Bluegreen Corp.: www.BluegreenVacations.com

Renin Corp.: www.ReninCorp.com

RoboVault: www.RoboVault.com

BBX Sweet Holdings: www.BBXSweetHoldings.com

BFC Financial Corporation: www.BFCFinancial.com

BBX Capital Contact Info:

Media Contact: Kip Hunter Marketing, 954-765-1329

Aimee Adler/ Jodi Goldstein

Email: aimee@kiphuntermarketing.com,  jodi@kiphuntermarketing.com

Investor Relations: Leo Hinkley, Managing Director, 954- 940-5300

Email: LHinkley@BBXCapital.com

About BFC Financial Corporation:

BFC (OTCQB: BFCF; BFCFB) is a holding company whose principal holdings include a 51% ownership interest in BBX Capital Corporation (NYSE: BBX) and its indirect ownership interest in Bluegreen Corporation.  BFC owns a 54% equity interest in Woodbridge, the parent company of Bluegreen.  BBX Capital owns the remaining 46% equity interest in Woodbridge.  Bluegreen manages, markets and sells the Bluegreen Vacation Club, a flexible, points-based, deeded vacation ownership plan with more than 180,000 owners, over 65 owned or managed resorts, and access to more than 4,500 resorts worldwide.  BBX Capital, a New York Stock Exchange listed company, is involved in the acquisition, ownership, management of, joint ventures and investments in real estate and real estate development projects, as well as acquisitions, investments and management of middle market operating businesses.

As of December 31, 2014, BFC had total consolidated assets of approximately $1.4 billion, shareholders' equity attributable to BFC of approximately $252.9 million, and total consolidated equity of approximately $446.7 million. BFC’s book value per share at December 31, 2014 was $3.03.

About Bluegreen Corporation:

Founded in 1966 and headquartered in Boca Raton, FL, Bluegreen Corporation (“Bluegreen Vacations”) is a sales, marketing and resort management company, focused on the vacation ownership industry and pursuing a capital-light business strategy. Bluegreen manages, markets and sells the Bluegreen Vacation Club, a flexible, points-based, deeded vacation ownership plan with more than 180,000 owners, over 65 owned or managed resorts, and access to more than 4,500 resorts worldwide. Bluegreen also offers a portfolio of comprehensive, turnkey, fee-based service resort management, financial services, and sales and marketing on behalf of third parties. For more information, visit www.BluegreenVacations.com.

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This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements and may include words or phrases such as “plans,” “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,” “would” and words and phrases of similar import. The forward looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and involve substantial risks and uncertainties. We can give no assurance that such expectations will prove to be correct. Future results could differ materially as a result of a variety of risks and uncertainties, many of which are outside of the control of management. These risks and uncertainties include the risk that the sales of the  North Flagler properties are contingent upon the expiration of feasibility periods and other conditions, including the buyer’s due diligence, and there is no assurance that the sale of either or both of these properties will be completed on the anticipated terms of the respective contracts, if at all.  Past performance and perceived trends may not be indicative of future results.  In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.  BBX Capital cautions that the foregoing factors are not exclusive.